UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 3, 2013
Date of Report (Date of earliest event reported)

GTJ REIT, INC.
(Exact name of registrant as specified in its Charter)

Maryland	0001368757	20-5188065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 Merrick Road
Lynbrook, NY 11563
(Address of principal executive offices) (Zip Code)

(516) 881-3535
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On December 26, 2012, Shelter Express Corp. (the “Seller”) filed a Current Report on Form 8-K (the “December 26th 8-K”) announcing that it entered into a share purchase agreement (the “Agreement”) with Manisha Patel (the “Purchaser”) for the sale of all of the issued and outstanding shares of capital stock (the “Shares”) of Seller’s wholly-owned subsidiary, Shelter Electric Maintenance Corp. (the “Company”) to Purchaser.

As more fully set forth in the December 26th 8-K, the closing of the transactions contemplated under the Agreement is subject to and contingent upon Purchaser (i) substituting the Company’s performance bonds with comparable performance bonds, and (ii) securing the consent of all third parties to the agreements being acquired by Purchaser, if necessary.

On December 20, 2012, the December 31, 2012 outside closing date of the transactions contemplated under the Agreement was extended by fifteen (15) days to January 15, 2013, by written notice from Seller to Purchaser.  On January 3, 2013, both parties consented to a further extension of the January 15, 2013 closing date to February 28, 2013, in order to afford the parties more time to secure certain required third-party consents.

Item 9.01                      Financial Statements and Exhibits.

10.1	Extension Letter dated January 3, 2013, from Shelter Express Corp. to Purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2013	GTJ REIT, INC.

By: /s/ David J. Oplanich
David J. Oplanich
Chief Financial Officer